Exhibit 17(a)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
Truist Bank
(Exact name of trustee as specified in its charter)

North Carolina (Jurisdiction of incorporation if not a U.S. national bank)	56-0149200 (I.R.S. Employer Identification No.)

223 West Nash Street Wilson, NC 27893 (Address of principal executive offices)	27893 (Zip Code)

Patrick Giordano
Vice President
223 West Nash Street
Wilson, NC 27893
(904) 463-6762
(Name, address and telephone number of agent for service)
Blue Owl Credit Income Corp.
f/k/a Owl Rock Core Income Corp.
(Exact name of obligor as specified in its charter)

Maryland	85-1187564
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
399 Park Avenue
New York, NY 10022
(212) 419-3000
(Address of principal executive offices)

Blue Owl Credit Income Corp. 7.950% Notes due 2028,
6.650% notes due 2031, 6.600% Notes due 2029, 5.800% Notes due 2030
(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks
State of North Carolina
Raleigh, North Carolina

Federal Reserve Bank of Richmond
Post Office Box 27622
Richmond, VA 23261

Federal Deposit Insurance Corporation
Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2.
Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15	No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.
Item 16.
List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

	Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).
Exhibit 3.
The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).

	Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 5.	Not applicable.
	Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.
	Exhibit 8.	Not applicable.
	Exhibit 9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 20th day of March, 2025.

TRUIST BANK

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Exhibit VII
CONSOLIDATED STATEMENTS OF INCOME
TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

	Year Ended December 31,
(Dollars in millions, except per share data, shares in thousands)	2024	2023	2022
Interest Income
Interest and fees on loans and leases	$19,230	$19,518	$13,252
Interest on securities	3,506	3,066	2,763
Interest on other earning assets	2,330	1,868	619
Total interest income	25,066	24,452	16,634
Interest Expense
Interest on deposits	7,849	6,427	1,145
Interest on long-term debt	1,813	2,215	791
Interest on other borrowings	1,313	1,286	385
Total interest expense	10,975	9,928	2,321
Net Interest Income	14,091	14,524	14,313
Provision for credit losses	1,870	2,109	777
Net Interest Income After Provision for Credit Losses	12,221	12,415	13,536
Noninterest Income
Wealth management income	1,412	1,358	1,338
Investment banking and trading income	1,203	822	995
Card and payment related fees	907	936	944
Service charges on deposits	915	873	1,028
Mortgage banking income	432	437	460
Lending related fees	366	447	375
Operating lease income	205	254	258
Securities gains (losses)	(6,651)	—	(71)
Other income	398	371	333
Total noninterest income	(813)	5,498	5,660
Noninterest Expense
Personnel expense	6,506	6,516	6,558
Professional fees and outside processing	1,337	1,192	1,322
Software expense	896	868	887
Net occupancy expense	656	658	690
Equipment expense	373	381	449
Amortization of intangibles	345	395	455
Marketing and customer development	268	260	321
Operating lease depreciation	144	175	184
Regulatory costs	344	824	183
Restructuring charges	120	320	466
Goodwill impairment	—	6,078	—
Other expense	1,020	1,011	652
Total noninterest expense	12,009	18,678	12,167
Earnings
Income (loss) before income taxes	(601)	(765)	7,029
Provision (benefit) for income taxes	(556)	738	1,250
Net income (loss) from continuing operations	(45)	(1,503)	5,779
Net income from discontinued operations	4,885	456	488
Net income (loss)	4,840	(1,047)	6,267
Noncontrolling interests from discontinued operations	22	44	7
Preferred stock dividends and other	349	361	333
Net income (loss) available to common shareholders	$4,469	$(1,452)	$5,927
Basic earnings from continuing operations	$(0.30)	$(1.40)	$4.10
Basic EPS	3.36	(1.09)	4.46
Diluted earnings from continuing operations	(0.30)	(1.40)	4.07
Diluted EPS	3.36	(1.09)	4.43
Basic weighted average shares outstanding	1,331,087	1,331,963	1,328,120
Diluted weighted average shares outstanding	1,331,087	1,331,963	1,338,462